SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2017, Wabash National Corporation (the “Company,” “Wabash” or “we”) entered into the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) by and among the Company, certain of its subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as administrative agent (the “Agent”) and the other Lenders party thereto. The Second Amendment amends the Amended and Restated Credit Agreement, dated as of May 8, 2012 (the “ABL Credit Agreement”), among the Company, certain of its subsidiaries from time to time party thereto, the several lenders from time to time party thereto, and the Agent, as amended by a Joinder and First Amendment to Amended and Restated Credit Agreement, First Amendment to Amended and Restated Security Agreement and First Amendment to Amended and Restated Guaranty Agreement, dated as of June 4, 2015 (the “First Amendment”). The ABL Credit Agreement, which was described in, and attached as an exhibit to, our Current Report on Form 8-K filed on May 14, 2012 (the “Original Form 8-K”), provided, among other things, for a five-year $150 million senior secured revolving credit facility. Under the First Amendment, which was described in, and attached as an exhibit to, our Current Report on Form 8-K filed on June 10, 2015 (the “First Amendment Form 8-K”), the Lenders agreed to increase the total commitment under the ABL Credit Agreement to $175 million, extend the maturity date to June 4, 2020 and amend the interest rate and certain financial covenants under the ABL Credit Agreement.

The Second Amendment provides for revisions to the asset sale and lien covenants that conform certain provisions of the ABL Credit Agreement to corresponding provisions of the Company’s term loan facility with Morgan Stanley Senior Funding, Inc., as administrative agent, by, among other things, (i) increasing amounts allowed per calendar year for certain asset sales from $20,000,000 to the greater of $30,000,000 and 5.0% of consolidated tangible assets, (ii) permitting the proceeds of such increased amount of asset sales to be reinvested in lieu of making mandatory prepayments of indebtedness and (iii) increasing the time permitted for incurring purchase money debt following the acquisition of assets financed thereby from 20 days to 180 days.

Except as amended by the Second Amendment, the remaining terms of the ABL Credit Agreement remain in full force and effect.

The foregoing descriptions of the ABL Credit Agreement, the First Amendment and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each of the ABL Credit Agreement, the First Amendment and the Second Amendment, which are attached to the Original Form 8-K as Exhibit 10.1, the First Amendment Form 8-K as Exhibit 10.1 and this Current Report as Exhibit 10.1, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Amended and Restated Credit Agreement, dated May 3, 2017, by and among Wabash National Corporation, certain of its subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as administrative agent and the other Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: May 5, 2017	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated May 3, 2017, by and among Wabash National Corporation, certain of its subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as administrative agent and the other Lenders party thereto